UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the portion of Item 8.01 below captioned “Quantitative Impact on Previously Issued Financial Statements”, which is incorporated by reference herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Reference is made to the portion of Item 8.01 below captioned “Investigation”, which is incorporated by reference herein.

Item 8.01	Other Events.

Investigation

In September 2014, the Board of Directors (the “Board”) of Retrophin, Inc. (the “Company”) requested that the Company’s outside legal counsel conduct an investigation (the “Investigation”) into the circumstances surrounding the negotiation and execution by the former Chief Executive Officer of the Company, Martin Shkreli, of certain consulting and settlement agreements entered into by the Company. The Investigation also covered additional agreements and other matters involving Mr. Shkreli during his tenure as the Chief Executive Officer of the Company.

In January 2015, the Board appointed an Oversight Committee of the Board (the “Oversight Committee”), consisting of Gary Lyons and Jeffrey Meckler, each of whom was not a member of the Board during the period of time covered by the Investigation. The Board delegated to the Oversight Committee the independent and plenary authority to oversee and direct the Investigation and make findings and decisions related to the Investigation.

The Company is providing the following information regarding the Oversight Committee’s conclusions to date:

•	Consulting Agreements. Between September 2013 and March 2014, the Company entered into several consulting agreements and releases with individuals or entities that had been investors in investment funds previously managed by Mr. Shkreli (the “MSMB Entities”), or that otherwise had financial dealings with Mr. Shkreli. The agreements provided for the issuance of a total of 612,500 shares of common stock of the Company, and a total of $400,000 in cash payments by the Company. The Oversight Committee concluded that the Company should not continue to treat these agreements as consulting agreements because their predominant purpose appears to have been to settle and release claims against the MSMB Entities or Mr. Shkreli personally, and not to provide meaningful and sustained consulting services to the Company.

•	Settlement Agreements. As previously disclosed, in the second quarter of 2013 the Company entered into a series of settlement agreements with individuals or entities that had been investors in the MSMB Entities, pursuant to which the Company paid approximately $2.2 million in cash and issued 11,000 shares of common stock of the Company to such investors, and Mr. Shkreli delivered or caused to be delivered a total of 47,128 shares of common stock of the Company to one such investor. The Oversight Committee concluded that an additional previously disclosed settlement agreement entered into by the Company (and under which the Company paid $300,000 in cash) was also with a former investor in the MSMB Entities, and that the predominant purpose of this payment was to settle and release the investor’s claims against the MSMB Entities and Mr. Shkreli personally. The Oversight Committee also concluded that Mr. Shkreli caused to be delivered an additional 80,000 shares of common stock of the Company to another former investor in the MSMB Entities pursuant to a previously undisclosed settlement agreement to which the Company was a party.

•	Litigation Settlements. In the second quarter of 2014, the Company settled two lawsuits involving individuals who had formerly performed services for both the Company and the MSMB Entities. The Oversight Committee concluded that approximately $200,000 in cash payments made by the Company as part of these settlements appear to have been made to cause these individuals to transfer 176,388 shares of the Company’s common stock directly to Mr. Shkreli.

•	Other Obligations. During the quarter ended March 31, 2013, the Company repaid a $900,000 secured promissory note dated February 1, 2012, together with interest thereon, in favor of one of the MSMB Entities. The Oversight Committee concluded that the MSMB Entity originally transferred the $900,000 to the Company as an equity investment, which was subsequently reclassified as a loan. It appears that $900,000 of the Company’s payment against the note, together with a $575,000 payment made by the Company to Mr. Shkreli (which appears to have been a discretionary bonus), was transferred to a third party in connection with the settlement of an arbitration proceeding brought against one of the MSMB Entities and Mr. Shkreli personally. The Oversight Committee also identified other instances in which the Company paid or forgave monetary obligations of approximately $1.2 million in the aggregate for the primary benefit of the MSMB Entities.

The Oversight Committee concluded that certain of the transactions described above were consummated without specific Board approval or without the Board knowing all of the relevant facts.

Impact on Financial Statements

The financial statements contained in the Company’s Form 10-Q for the three months ended September 30, 2013 (the “2013 Q3 Form 10-Q”), the Company’s Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) and the Company’s Forms 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 (the “2014 Forms 10-Q”) contain errors related to certain of the consulting agreements described above, the predominant purpose of which appears to have been to settle and release claims against the MSMB Entities or Mr. Shkreli personally.

Specifically, the Company previously recognized expense related to the stock issued pursuant to such consulting agreements over the term of each such agreement. Had the Company accounted for these arrangements as settlements, the Company would have recorded, as of the date of each such agreement, an expense and a settlement liability related to the entire amount of the stock to be issued under such agreement. The settlement liability would have been revalued at each reporting period based on changes in the Company’s stock price until the stock had been entirely issued.

On February 19, 2015, the Board concluded that as a result of the errors related to such consulting agreements, the financial statements contained in the 2013 Q3 Form 10-Q and the 2013 Form 10-K should no longer be relied upon. The Company’s authorized officers have discussed such matters with Marcum LLP. The Company will correct such errors, including any related disclosures, in the Company’s Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”).

The Company believes that the errors related to such consulting agreements in the 2014 Forms 10-Q do not cause the financial statements contained therein to be misleading, and therefore such financial statements can still be relied upon. The Company will correct such errors, including any related disclosures, in the 2014 Form 10-K.

Next Steps

The Oversight Committee is evaluating the Company’s alternatives with respect to the matters identified by the Oversight Committee, which may include asserting claims for damages against one or more parties who engaged in the conduct covered by the Investigation.

Stock Option Accounting

As previously announced, the Company held a Special Meeting of Stockholders on February 3, 2015, at which the Company’s stockholders voted to approve a proposal ratifying the prior issuance of stock options to purchase 1,928,000 shares of common stock and 230,000 restricted shares of common stock granted to employees between February 24, 2014 and August 18, 2014 (the “Ratified Equity Grants”). The 2014 Forms 10-Q contain errors related to the non-cash compensation expense recognized in connection with the Ratified Equity Grants, because the grant/measurement date of the Ratified Equity Grants for financial accounting purposes did not occur until their ratification.

The Company previously accounted for the Ratified Equity Awards as if a grant/measurement date for financial accounting purposes had occurred upon their issuance date, and recognized compensation expense for such Ratified Equity Awards based on the grant/measurement date value, which is amortized ratably to compensation expense and additional paid-in capital over the applicable service periods. The Company should have accounted for the Ratified Equity Awards as equity grants without a grant/measurement date, which are accounted for as “liability awards”, with compensation expense and an offsetting compensation liability recorded over the term of the award, and the liability award revalued at each reporting period based on changes in the Company’s stock price until it is ratified.

The Company that believes the errors in the 2014 Forms 10-Q related to the non-cash compensation expense recognized in connection with the Ratified Equity Grants do not cause the financial statements included within the 2014 Forms 10-Q to be misleading, and therefore such financial statements can still be relied upon. The Company will correct such errors, including any related disclosures, in the 2014 Form 10-K.

Quantitative Impact on Previously Issued Financial Statements

The following table sets forth the effects (in thousands) of the matters identified by the Oversight Committee and the Ratified Equity Grants on affected items within the Company’s previously reported Consolidated Balance Sheets for the periods ended September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, had the adjustments been made in the corresponding quarters:

	September 30, 2013		December 31, 2013
	As Reported	As Restated	As Reported	As Restated
Additional paid in Capital	$47,500.0	$46,221.6	$50,191.0	$50,915.7
Current liabilities	$28,788.0	$30,942.8	$35,209.9	$36,564.9

	March 31, 2014		June 30, 2014		September 30, 2014
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Additional paid in Capital	$105,371.7	$108,317.4	$133,450.9	$132,480.2	$138,417.2	$137,711.1
Current liabilities	$113,447.2	$116,966.4	$47,984.7	$49,152.8	$49,134.9	$49,432.5

The following table sets forth the effects (in thousands) of the matters identified by the Oversight Committee and the Ratified Equity Grants on affected items within the Company’s previously reported Consolidated Statement of Operations for the three months ended September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, had the adjustments been made in the corresponding quarters:

	September 30, 2013		December 31, 2013
	As Reported	As Restated	As Reported	As Restated
Selling, general and administrative	$3,754.6	$4,631.0	$6,747.0	$6,672.0
Research and development	$1,399.9	$1,399.9	$4,970.2	$4,970.2
Operating loss	$(5,155.0)	$(6,031.4)	$(11,717.1)	$(11,642.1)
Net loss	$(11,135.0)	$(12,011.4)	$(12,667.5)	$(12,592.5)
Net loss per share, basic and diluted	$(0.72)	$(0.78)	$(0.73)	$(0.74)

	March 31, 2014		June 30, 2014		September 30, 2014
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Selling, general and administrative	$10,092.0	$15,146.3	$11,340.1	$8,406.1	$18,576.0	$17,372.0
Research and development	$6,886.7	$6,942.3	$13,698.0	$13,310.2	$13,018.7	$12,646.2
Operating loss	$(16,951.7)	$(22,061.6)	$(20,503.7)	$(17,181.9)	$(23,443.5)	$(21,867.0)
Net income (loss)	$(70,625.7)	$(75,735.6)	$8,482.9	$11,804.7	$(19,556.3)	$(17,979.8)
Net income (loss) per share, basic	$(3.03)	$(3.25)	$0.33	$0.46	$(0.73)	$(0.67)
Net loss per share, diluted	$(3.03)	$(3.25)	$(0.90)	$(0.77)	$(0.89)	$(0.83)

The following table sets forth the effects (in thousands) of the matters identified by the Oversight Committee and the Ratified Equity Grants on affected items within our previously reported Consolidated Statement of Operations for the nine and twelve months ended September 30, 2013, and December 31, 2013, and the six and nine months ended June 30, 2014 and September 30, 2014, respectively, had the adjustments been made in the corresponding quarters. The impact of these adjustments was an increase to operating expense of $0.8 million, and $0.2 million, for the year ended December 31, 2013, and for the nine months ended September 30, 2014, respectively.

	September 30, 2013		December 31, 2013
	As Reported	As Restated	As Reported	As Restated
Selling, general and administrative	$10,141.1	$11,017.4	$16,888.1	$17,689.4
Research and development	$2,113.8	$2,113.8	$7,084.0	$7,084.0
Operating loss	$(12,255.0)	$(13,131.4)	$(23,972.1)	$(24,773.4)
Net loss	$(21,156.0)	$(22,032.4)	$(33,823.5)	$(34,624.9)
Net loss per share, basic and diluted	$(1.65)	$(1.72)	$(2.38)	$(2.44)

	June 30, 2014		September 30, 2014
	As Reported	As Restated	As Reported	As Restated
Selling, general and administrative	$21,432.1	$23,552.4	$41,180.5	$42,096.8
Research and development	$20,584.7	$20,252.5	$33,603.4	$32,898.7
Operating loss	$(37,455.5)	$(39,243.6)	$(60,899.0)	$(61,110.6)
Net loss	$(62,142.8)	$(63,930.9)	$(81,699.1)	$(81,910.7)
Net loss per share, basic and diluted	$(2.54)	$(2.61)	$(3.24)	$(3.25)

Litigation Update

The Company is providing the following update on litigation matters.

•	Huang Litigation. On March 28, 2013, Chun Yi Huang (“Huang”) sued the Company, MSMB Group, MSMB Capital Management, LLC, Retrophin Pharmaceutical, Inc., Marek Biestek, and Martin Shkreli in state court in New York (Huang v. MSMB Group, Index No. 152829-2013). Huang claims that he is owed past due salary and benefits totaling $36,387. The Company answered the complaint in April 2013, and the parties have since been engaged in discovery. In June 2014, Huang’s counsel filed a motion seeking to be relieved as counsel for Huang. The Court denied that motion in October 2014. In September 2014, Huang noticed an appeal of a discovery order, which is still pending.

•	Schwab Litigation. On June 13, 2014, Charles Schwab & Co., Inc. (“Schwab”) sued the Company, Standard Registrar and Transfer Company (“Standard”), Jackson Su (“Su”), and Huang in federal court in the Southern District of New York (Charles Schwab & Co. v. Retrophin, Inc., Case No. 14-cv-4294). The complaint alleges that the defendants misled Schwab in connection with its sale of Company stock owned by Su and Huang. Schwab contends that Su and Huang improperly advised it that their Company stock was not restricted. Schwab’s claim against the Company is based on an agency theory. Schwab contends that it has incurred in excess of $2.5 million in damages as a result of the alleged misinformation. Su and Huang have asserted cross-claims against the Company and Standard for alleged negligent misrepresentation premised upon an alleged failure to inform them of restrictions on the sale of their Company stock. Su and Huang have also impleaded Katten Muchin Rosenman LLP as a third-party defendant. The Company has filed motions to dismiss Schwab’s claims, as well as Su’s and Huang’s cross claims. Those motions are fully briefed, but have not yet been decided by the court.

•	Section 16(b) Litigation. On September 19, 2014, a purported shareholder of the Company sued Mr. Shkreli in federal court in the Southern District of New York (Donoghue v. Retrophin, Inc., Case No. 14-cv-7640). The Company is a nominal defendant in this action. The plaintiff seeks, on behalf of the Company, disgorgement of short-swing profits from Mr. Shkreli under section 16(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78(p)(b)). The complaint alleges that, based on trades in the Company’s stock between November 2013 and November 2014, Mr. Shkreli realized short-swing profits in excess of $1.75 million, which belong to the Company. In December 2014, Mr. Shkreli filed an answer to the operative complaint, in which he, among other things, admitted to owing the Company over $600,000 in short-swing profits. The parties are currently engaged in discovery.

•	Section 10(b) Litigation. On October 20, 2014, a purported shareholder of the Company filed a putative class action complaint in federal court in the Southern District of New York against the Company, Mr. Shkreli, Marc Panoff, and Jeffrey Paley (Kazanchyan v. Retrophin, Inc., Case No. 14-cv-8376). On December 16, 2014, a second, related complaint was filed in the Southern District of New York against the same defendants (Sandler v. Retrophin, Inc., Case No. 14-cv-9915). The complaints assert violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 in connection with defendants’ public disclosures during the period from November 13, 2013 through September 30, 2014. In December 2014, plaintiff Kazanchyan filed a motion to appoint lead plaintiff, to approve lead counsel, and to consolidate the two related actions. On February 10, 2015, the Court consolidated the two actions, appointed lead plaintiff, and approved lead counsel. Lead plaintiff’s deadline to file a consolidated amended complaint is March 3, 2015. An initial pretrial conference is currently scheduled for March 11, 2015.

•	Questcor Litigation. On January 7, 2014, the Company sued Questcor Pharmaceuticals, Inc. (“Questcor”) in federal court in the Central District of California (Retrophin, Inc. v. Questcor Pharmaceuticals, Inc., Case No. SACV14-00026-JLS). The Company contends that Questcor violated antitrust laws in connection with its acquisition of rights to the drug Synacthen, and seeks injunctive relief and damages. The Company has asserted claims under sections 1 and 2 of the Sherman Act, section 7 of the Clayton Act, California antitrust laws, and California’s unfair competition law. In August 2014, the Court denied Questcor’s motion to dismiss. The parties are now engaged in discovery. A trial is currently set for November 2015.

•	EDNY Subpoena. In January 2015, the Company received a subpoena relating to a criminal investigation by the U.S. Attorney for the Eastern District of New York. The subpoena requests information regarding, among other things, the Company’s relationship with the MS MB Entities and Mr. Shkreli. The Company has been informed that it is not the target of the U.S. Attorney’s investigation, and intends to cooperate with the investigation.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: February 20, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer